Exhibit 32.2

EXHIBIT 32.2 - WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18

U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer, Secretary and Treasurer of InterSearch Group, Inc., a Florida corporation (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary W. Bogatay, Jr.
Gary W. Bogatay, Jr.
Chief Financial Officer, Secretary and Treasurer

Dated: May 14, 2007